                                                                    EXHIBIT 99.1



MORGAN STANLEY UK GROUP PROFIT
SHARING SCHEME AND MORGAN
STANLEY UK GROUP PROFIT SHARING
PLAN




Combined Financial Statements for the years ended 31 December 1998 and 1997





Deloitte & Touche
Stonecutter Court
1 Stonecutter Street
London EC4A 4TR

                               MORGAN STANLEY UK GROUP PROFIT SHARING SCHEME AND
                                     MORGAN STANLEY UK GROUP PROFIT SHARING PLAN



REPORT AND COMBINED FINANCIAL STATEMENTS 1998 AND 1997                PAGE

CONTENTS


Report of the Independent Chartered Accountants                         1

Combined Statements of financial condition                              2

Combined Statements of income and change in Combined Schemes' equity    3

Notes to the combined financial statements                              4
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                               MORGAN STANLEY UK GROUP PROFIT SHARING SCHEME AND
                                     MORGAN STANLEY UK GROUP PROFIT SHARING PLAN


REPORT OF THE INDEPENDENT CHARTERED ACCOUNTANTS

TO THE TRUSTEES OF THE MORGAN STANLEY UK GROUP PROFIT SHARING
SCHEMES (incorporating the Morgan Stanley UK Group Profit Sharing Scheme and the Morgan Stanley UK Group Profit Sharing Plan)


We have audited the accompanying combined statements of financial condition of the Morgan Stanley UK Group Profit Sharing Scheme ("the Scheme") and the Morgan Stanley UK Group Profit Sharing Plan ("the Plan"), (collectively "the Schemes"), as of 31 December 1998 and 1997 and the related statements of income and changes in schemes' equity for the years then ended. These combined financial statements are the responsibility of the Scheme's and the Plan's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the combined financial condition of the Schemes as of 31 December 1998 and 1997 and the combined results of operations and the changes in Schemes' equity for the years then ended in conformity with accounting principles generally accepted in the United States.


Deloitte & Touche
Chartered Accountants


Stonecutter Court
1 Stonecutter Street
London, EC4A 4TR
England


17 February 1999

                                                                               1
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                               MORGAN STANLEY UK GROUP PROFIT SHARING SCHEME AND
                                     MORGAN STANLEY UK GROUP PROFIT SHARING PLAN

COMBINED STATEMENTS OF FINANCIAL CONDITION
31 December 1998 and 1997


                                                Notes                   1998                    1997
ASSETS

Investments at market value
 Morgan Stanley Dean Witter & Co.
 Common Stock                                     2,3                $ 42,678,171            $ 32,361,300

Amounts due from Trustee                                                   59,109                  33,834

Employee contributions receivable                                       9,397,520               6,900,757
                                                                     ------------            ------------
TOTAL ASSETS                                                         $ 52,134,800            $ 39,295,891
                                                                     ============            ============

LIABILITIES AND COMBINED
SCHEMES' EQUITY

Dividend income, net of withholding
 taxes, payable to participants                                      $     20,724            $     18,188

Taxes withheld in respect of                                               38,382                  15,645
 dividend income

Combined Schemes' equity                                               52,075,694              39,262,058
                                                                     ------------            ------------
TOTAL LIABILITIES AND COMBINED
 SCHEMES' EQUITY
                                                                     $ 52,134,800            $ 39,295,891
                                                                     ============            ============

See Notes accompanying Combined Financial Statements

                               MORGAN STANLEY UK GROUP PROFIT SHARING SCHEME AND
                                     MORGAN STANLEY UK GROUP PROFIT SHARING PLAN

COMBINED STATEMENTS OF INCOME AND CHANGES IN SCHEMES' EQUITY
Years ended 31 December 1998 and 1997

                                                Notes                   1998                    1997
CASH DIVIDENDS

Distribution from Morgan Stanley
 Dean Witter & Co.                                                   $    472,521            $    291,301

Less: United States tax withheld                                           70,876                  38,021
                                                                     ------------            ------------
                                                                          401,645                 253,280
GAINS ON INVESTMENTS
Gain on sale of Morgan Stanley Dean
 Witter & Co. Common Stock                       2                      2,849,581                 980,382


Change in unrealised appreciation of
 investments                                     3                      5,283,698              12,503,846


EMPLOYEE CONTRIBUTIONS

Current year                                                            9,397,520               6,915,329
                                                                     ------------            ------------
INCOME FOR THE YEAR
                                                                       17,932,444              20,652,837

Less:
Dividend income payable to
 participants                                                             378,019                 233,049

Income tax payable                                                         23,624                  20,232
Withdrawals disbursed to employees
                                                                        3,822,395               1,754,676
Value of shares transferred to
 employees                                                                894,770                 137,342
                                                                     ------------            ------------

INCREASE IN COMBINED SCHEMES' EQUITY                                   12,813,636              18,507,538

COMBINED SCHEMES' EQUITY AT 1 JANUARY                                  39,262,058              20,754,520
                                                                     ------------            ------------
COMBINED SCHEMES' EQUITY AT 31
 DECEMBER                                                            $ 52,075,694            $ 39,262,058
                                                                     ============            ============

See Notes accompanying Combined Financial Statements

                               MORGAN STANLEY UK GROUP PROFIT SHARING SCHEME AND
                                     MORGAN STANLEY UK GROUP PROFIT SHARING PLAN

NOTES TO THE COMBINED FINANCIAL STATEMENTS
Years ended 31 December 1998 and 1997

    Scheme description
    The financial statements show the combined results of the Morgan Stanley UK Group Profit Sharing Scheme and Morgan Stanley UK Group Profit Sharing Plan.

    On 12 November 1987 the Morgan Stanley International Profit Sharing Scheme was established in the United Kingdom by a trust deed made between Morgan Stanley Group Inc., its subsidiary Morgan Stanley International and Noble Lowndes Settlement Trustees Limited. After the merger between Morgan Stanley Group Inc. and Dean Witter, Discover & Co. on 31 May 1997 a new scheme, the Morgan Stanley UK Group Profit Sharing Plan, was established in the United Kingdom on 3 November 1997 by a trust deed made between Morgan Stanley, Dean Witter, Discover & Co., its subsidiary Morgan Stanley UK Group and Noble Lowndes Settlement Trustees Limited.

    On 2 November 1998, a change was made to the Plan trust deed amending the parent company name to Morgan Stanley Dean Witter & Co.

    The Schemes allow employees of Morgan Stanley UK Group to accumulate pre-tax profit share contributions in the form of shares of Morgan Stanley Dean Witter & Co. Common Stock, with all contributions after 1997 being paid into the Plan.

    Eligibility

    Full time employees of Morgan Stanley UK Group with at least one year of service, commencing from the first of the month after the date of joining, are eligible to participate in the scheme. Employees may elect to participate in the Schemes, for the full amount of their profit share, up to a maximum of the lesser of 10% of UK base salary or (Pounds)8,000.

    Funding Policy

    Amounts invested by employees are invested by Noble Lowndes Settlement Trustees Limited, as Trustee, in Morgan Stanley Dean Witter & Co. shares which are held by the Trustee in their name on the employee's behalf. Shares in respect of the previous qualifying period are appropriated to employees within two weeks of 31 December (the qualifying date). The Trustee's fees and brokerage commissions are borne by Morgan Stanley UK Group, the employer.

    During the first two years after appropriation (the Retention Period) certain statutory restrictions apply limiting members' ability to deal in or withdraw their shares. After the Retention Period, members may withdraw their shares or instruct the Trustee to sell their shares and withdraw the cash proceeds. The cost of withdrawals from the scheme is determined on a first in first out basis within the relevant employee allocation.

    Taxation

    The United Kingdom Board of Inland Revenue have approved both the Scheme and the Plan under Schedule 9, Income & Corporation Taxes Act 1988 and the Scheme and the Plan are thus exempt from taxation. Employee contributions to the Schemes are not liable to income tax if shares are held by the Trustees for at least five years after appropriation. If employees' shares are sold prior to the end of the three year period, some or all of the income tax benefits are lost.

1.  ACCOUNTING POLICIES
    Presentation of the Accounts

    The Trustee, being the same for both the Scheme and the Plan, has resolved that the results of the Scheme and the Plan should the combined as this appropriately represents the similar nature of the schemes and the intent of the employer, Morgan Stanley UK Group to continue benefits under the Scheme after the merger.

                               MORGAN STANLEY UK GROUP PROFIT SHARING SCHEME AND
                                     MORGAN STANLEY UK GROUP PROFIT SHARING PLAN

NOTES TO THE COMBINED FINANCIAL STATEMENTS
Years ended 31 December 1998 and 1997

    Foreign Currencies

    Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the balance sheet date except for employee contributions receivable, which are translated at the rate ruling at the time of share purchase, which occurs shortly after balance sheet date. Transactions in foreign currencies are translated at the approximate rate of exchange ruling at the date of the transaction.

    Valuation of Investments
    The investments are recorded at market value based on the closing market price on the New York Stock Exchange.

    Dividend Income

    Dividend income is recorded when the applicable dividends are declared. Dividends are received net of US withholding tax and are allocated to participants according to their shareholdings.

                               MORGAN STANLEY UK GROUP PROFIT SHARING SCHEME AND
                                     MORGAN STANLEY UK GROUP PROFIT SHARING PLAN



NOTES TO THE COMBINED FINANCIAL STATEMENTS
Years ended 31 December 1998 and 1997

2.       CHANGES IN COMBINED HOLDINGS OF MORGAN STANLEY DEAN WITTER & Co.
         COMMON STOCK

                                                                           Number         Total
                                                                               of          Cost
                                                                           shares
       At 1 January 1997                                                  339,148  $ 10,221,235
       Add:   Purchase January 1997                                        24,291     1,395,261
       Add:   Rights Issue June 1997                                      223,402             -
                                                                     ------------  ------------
                                                                          586,841    11,616,496

       Less:  Sales of shares during the year                             (32,920)     (774,294)
       Less:  Transfers of shares during the year                          (6,584)     (137,342)
                                                                     ------------  ------------
       At 31 December 1997                                                547,337    10,704,860

       Add:  Purchases  January 1998                                      124,482     6,907,738

       Less:  Sales of shares during the year                             (55,757)     (979,795)
       Less:  Transfers of shares during the year                         (14,961)     (894,770)
                                                                     ------------  ------------
       At 31 December 1998                                                601,101  $ 15,738,033
                                                                     ============  ============

       124,351 shares were purchased in January 1998 in one transaction representing more than 5%
       of the current value of the Scheme at the beginning of the year.

                                                                           1998            1997
       Aggregate proceeds of sales                                    $ 3,829,376   $ 1,754,676
       Aggregate cost of sales                                           (979,795)     (774,294)
                                                                     ------------  ------------
       Net gain on sales                                                2,849,581       980,382
                                                                     ------------  ------------
       Aggregate proceeds of transfers                                    894,770       137,342
       Aggregate cost of transfers                                       (894,770)     (137,342)
                                                                     ------------  ------------
       Net gain on transfers                                                    -             -
                                                                     ------------  ------------
                                                                      $ 2,849,581     $ 980,382
                                                                     ============  ============

                               MORGAN STANLEY UK GROUP PROFIT SHARING SCHEME AND
                                     MORGAN STANLEY UK GROUP PROFIT SHARING PLAN


NOTES TO THE COMBINED FINANCIAL STATEMENTS
Years ended 31, December 1998 and 1997


3.     CHANGE IN UNREALISED APPRECIATION OF INVESTMENTS

       At 31 December 1998 the closing price on the New York Stock Exchange for Morgan Stanley Dean Witter & Co. common stock was $71 per share.

                                                                   Number         Total
                                                                of shares
       Market value at
         31 December 1998                                         601,101  $ 42,678,171
       Average cost at
         31 December 1998                                         601,101    15,738,033
                                                              -----------  ------------
       Unrealised appreciation
         at 31 December 1998                                                 26,940,138

       Unrealised appreciation
         at 1 January 1998                                                   21,656,440
                                                                           ------------
       Increase in unrealised
         appreciation                                                         5,283,698
                                                                           ============

       Market value at
         31 December 1997                                         547,337    32,361,300

       Average cost at
         31 December 1997                                         547,337    10,704,860
                                                              -----------  ------------
       Unrealised appreciation
         at 31 December 1997                                                 21,656,440

       Unrealised appreciation
         at 1 January 1997                                                    9,152,594
                                              ~                            ------------
       Increase in unrealised
         appreciation                                                        12,503,846
                                                                           ============